Exhibit 3.3

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:17 AM 08/17/2005
FILED 08:17 AM 08/17/2005
SRV 050678120 - 0860258 FILE

RESTATED

CERTIFICATE OF INCORPORATION

OF

CF INDUSTRIES, INC.

The undersigned, Douglas C. Barnard, certifies that he is the Secretary of CF Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

(1) The name of the Corporation is CF Industries, Inc.

(2) The name under which the Corporation was originally incorporated was CF Delaware, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 20, 1978.

(3) This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

(4) This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented and there are no discrepancies between those provisions and any provisions of this Restated Certificate of Incorporation.

(5) The text of the Certificate of Incorporation of the Corporation is hereby restated to read in its entirety as follows:

FIRST: The name of the Corporation is CF Industries, Inc. (hereinafter the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, each having a par value of one penny ($.01).

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

3. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

4. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

5. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such

place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, CF Industries, Inc. has caused this Restated Certificate of Incorporation to be executed as of this 16th day of August, 2005.

CF INDUSTRIES, INC.

By: Douglas C. Barnard

Name: Douglas C. Barnard
Title: Vice President, General Counsel, and Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

MATLOK FERTILIZER COMPANY, INC.

WITH AND INTO

CF INDUSTRIES, INC.

* * * * * * * *

Under Section 253 of the General Corporation Law of the State of Delaware, CF Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

1. That the Company was incorporated on September 20, 1978 pursuant to the General Corporation Law of the State of Delaware.

2. The Company is the owner of all of the outstanding shares of capital stock of Matlok Fertilizer Company, Inc., a corporation incorporated on August 10, 1982 pursuant to the General Corporation Law of the State of Delaware ("Subsidiary").

3. The Company, by the following resolutions of its Board of Directors, duly adopted on December 17, 2008, determined to merge Subsidiary into the Company as set forth in such resolutions:

RESOLVED, that the Company merge (the "Merger"), and it hereby does merge into itself, Matlok Fertilizer Company, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Subsidiary"), with the Company surviving the Merger.

FURTHER RESOLVED, that at the Effective Time (as hereinafter defined), the separate existence of Subsidiary shall cease and Subsidiary shall be merged with and into the Company (in such capacity, the "Surviving Corporation"). The Surviving Corporation shall, from and after the Effective Time, possess all the rights, privileges, powers and franchises of whatsoever nature and description, of a public as well as of a private nature, and be subject to all the obligations, restrictions, disabilities and duties of Subsidiary; all rights, privileges, powers and franchises of Subsidiary, and all property, real, personal and mixed, of and debts due to Subsidiary on whatever account including stock subscriptions and all other things in action or belonging to Subsidiary shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all other interests of Subsidiary shall be thereafter the property of the Surviving Corporation and the title to any real estate vested by deed or otherwise in Subsidiary shall not revert or be in any way impaired by reason of the Merger.

FURTHER RESOLVED, that the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with its terms and as provided by applicable law.

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:45 PM 12/23/2008
FILED 04:45 PM 12/23/2008
SRV 081226031 - 0860258 FILE

FURTHER RESOLVED, that the By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until amended in accordance with their terms and the terms of the Certificate of Incorporation of the Surviving Corporation and as provided by applicable law.

FURTHER RESOLVED, that the outstanding stock of the Company will not be affected by the Merger and that the Subsidiary's stock will cease to be outstanding upon the Effective Time.

FURTHER RESOLVED, that the directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors shall be duly elected and qualified.

FURTHER RESOLVED, that the preparation, execution and filing with the Secretary of State of the State of Delaware of a Certificate of Ownership and Merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, and the consummation of the transaction contemplated thereby be, and hereby is, approved.

FURTHER RESOLVED, that the Merger shall become effective upon filing with the Secretary of State (the "Effective Time").

FURTHER RESOLVED, that the Board hereby authorizes, approves, ratifies, adopts, and confirms the Agreement and Plan of Merger (the "Plan") by and between the Company and the Subsidiary, a form of which is attached hereto as Exhibit A, and the transaction contemplated thereby.

[Signature Page Follows]

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be signed by Douglas C. Barnard, its Secretary, as of December 17, 2008.

CF INDUSTRIES, INC.

By: /s/ Douglas C. Barnard
Name: Douglas C. Barnard
Title: Secretary

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

dated as of

December 17, 2008

by and between

Matlok Fertilizer Company, Inc.
(a Delaware corporation)

and

CF Industries, Inc.
(a Delaware corporation)

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of December 17, 2008, between Matlok Fertilizer Company, Inc., a Delaware corporation (the "Subsidiary"), and CF Industries, Inc., a Delaware corporation (the "Company").

The parties hereto agree as follows:

ARTICLE 1
THE MERGER

Section 1.01. *The Merger.* (a) At the Effective Time (as hereinafter defined), the Subsidiary shall be merged (the "**Merger**") with and into the Company in accordance with the requirements of the General Corporation Law of the State of Delaware ("**Delaware Law**") and in accordance with the terms and conditions hereof, whereupon the separate corporate existence of the Subsidiary shall cease in accordance with Delaware Law, and the Corporation shall continue as the surviving corporation in accordance with Delaware Law. As of the Effective Time, the name of the Surviving Corporation shall be "CF Industries, Inc." (the "**Surviving Corporation**").

(b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Subsidiary and the Corporation will file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective as of the date and time set forth on the certificate of merger (the "**Effective Time**").

(c) The Surviving Corporation shall, from and after the Effective Time, possess all the rights, privileges, powers and franchises of whatsoever nature and description, of a public as well as of a private nature, and be subject to all the obligations, restrictions, disabilities and duties of the Subsidiary; all rights, privileges, powers and franchises of the Subsidiary, and all property, real, personal and mixed, of and debts due to the Subsidiary on whatever account including stock subscriptions and all other things in action or belonging to the Subsidiary shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all other interests of the Subsidiary shall be thereafter the property of the Surviving Corporation and the title to any real estate vested by deed or otherwise in the Subsidiary shall not revert or be in any way impaired by reason of the Merger.

(d) *Conversion of Shares.* That because the Company is the owner of all of the outstanding shares of capital stock of the Subsidiary, the outstanding stock of the Company will not be affected by the Merger and that the Subsidiary's stock will cease to be outstanding upon the Effective Time.

ARTICLE 2
THE SURVIVING CORPORATION

Section 2.01. *Certificate of Incorporation.* The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

Section 2.02. *Bylaws.* The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

Section 2.03. *Directors and Officers.* From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law (i) the directors of the Company at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

Section 2.04. *Principal Place of Business.* The principal place of business of the Surviving Corporation shall be 4 Parkway North, Suite 400, Deerfield, Illinois 60015-2590.

ARTICLE 3
COVENANTS

The parties hereto agree that:

Section 3.01. *Best Efforts.* Subject to the terms and conditions of this Agreement, the Subsidiary and the Company will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

Section 3.02. *Further Assurances.* At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Subsidiary or the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Subsidiary or the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Subsidiary or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE 4
CONDITIONS TO THE MERGER

Section 4.01. *Conditions to Obligations of Each Party.* The obligations of the parties to consummate the Merger are subject to the satisfaction of the following conditions:

(a) this Agreement shall have been approved and adopted by the directors of the Subsidiary in accordance with Delaware Law and by the directors of the Company in accordance with Delaware Law; and

(b) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger.

ARTICLE 5
TERMINATION

Section 5.01. *Termination.* This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either the Subsidiary or the Company.

ARTICLE 6
MISCELLANEOUS

Section 6.01. *Successors and Assigns.* The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 6.02. *Amendment.* At any time prior to the Effective Time, this Agreement may be amended in a written agreement executed by the parties hereto.

Section 6.03 *Governing Law.* This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

Section 6.04. *Counterparts; Effectiveness.* This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

(Signature Page as follows)

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

Matlok Fertilizer Company, Inc., a Delaware corporation

By: /s/Stephen R. Wilson
Name: Stephen R. Wilson
Its: President

CF Industries, Inc., a Delaware corporation

By: /s/Stephen R. Wilson
Name: Stephen R. Wilson
Its: President and Chief Executive Officer

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

CF INDUSTRIES, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is:

CF INDUSTRIES, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on June 11, 2010.

/s/ Douglas C. Barnard
Name: Douglas C. Barnard
Title: Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:13 PM 06/16/2010
FILED 12:46 PM 06/16/2010
SRV 100661928 - 0860258 FILE